CHARLES A. ETHERINGTON
                                Attorney At Law

                       4500 Main Street - P.O. Box 418210
                        Kansas City, Missouri 64141-9210

                            Telephone (816) 340-4051
                           Telecopier (816) 340-4964
                           -------------------------

American Century Strategic Asset Allocations, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri 64111

RE:  Opinion Regarding the Legality of Shares of
     American Century Strategic Asset Allocations, Inc. (the "Company")
          Registration Nos. 33-79482/811-8532


Dear Ladies and Gentlemen:

     I am counsel to American Century Strategic Asset Allocations, Inc, and as such, I am generally familiar with its affairs. Based upon that familiarity, and upon examination of such documents as I deemed relevant, it is my opinion that the issuance and sale of Investor Class shares by the Company in connection with the transactions contemplated by the Registration Statement on Form N-14, of which this opinion is an exhibit, has been duly and validly authorized by all appropriate action and, upon the delivery thereof and payment therefor in accordance and in connection with the reorganization, the Investor Class shares will be legally issued, fully paid and non assessable by the Company.

     For the record, it should be noted that I am an officer of American Century Services Corporation, an affiliated corporation of American Century Investment Management, Inc., the investment advisor of American Century Mutual Funds, Inc.

     I hereby consent to the inclusion of this opinion with the filing of the Registration Statement on Form N-14.


                                            Sincerely,

                                            /s/Charles A. Etherington
                                            Charles A. Etherington
                                            Vice President and
                                            Assistant General Counsel